Exhibit 99.1

Agreement #: 2004-XXX

END USER LICENSE AGREEMENT

This End User License Agreement is made as of December 27, 2004 (“Effective Date”) by and between Axion Solutions, Inc. (“Axion”), a California corporation having a principal place of business at 30 Corporate Park, Suite 400, Irvine, CA 92606 and Earl Scheib, Inc. (“Licensee”), having a principal place of business at 15206 Ventura Boulevard, Suite 200, Sherman Oaks, CA 91403.

1.                                      LICENSE

1.1                               Axion grants Licensee a nonexclusive, nontransferable license to:

(a)                                  make and run the number of copies of the Software designated on the attached Schedule for Licensee’s internal data processing operations on the servers and/or workstations designated on the Schedule and located at facilities owned or leased by Licensee in the Territory;

(b)                                 make no greater than two copies of the Software for archival purposes;

(c)                                  access and use the Software and provide access to Designates;

(d)                                 modify or merge the Software with other software, and use such modified or merged software;

(e)                                  make and use copies of, and modify, the Documentation and use such Documentation as modified.

No modification or merger of the Software with other software or modification of the Documentation, however extensive, shall diminish Axion’s or its licensors’ right, title or interest in the Software and Documentation.  To the extent allowed by applicable law, all modifications to the Software shall be and remain the property of Peoplesoft.

1.2                               Axion shall provide Licensee with the number of copies of the Software as specified in the applicable Schedule(s), and shall provide Licensee with an equal number of copies of the Documentation.

1.3                               Axion represents and warrants to Licensee that Axion is an authorized distributor to license the Software to Licensee hereunder pursuant to sublicense rights granted it under the terms of a separate agreement (the “Distribution Agreement”) by and between Axion and PeopleSoft USA, Inc. (“PeopleSoft”). Licensee is advised that while there is no direct contractual relationship between Licensee and PeopleSoft, PeopleSoft is the owner or direct licensee of all intellectual property rights embodied in the Software and the Documentation, and any modifications thereto, which are licensed to Licensee by Axion hereunder. Licensee acknowledges that any license granted hereunder is subject to termination in the event of a breach of this Agreement or the infringement by Licensee of PeopleSoft’s (or an affiliated company’s) intellectual property rights in the Software or Documentation.

2.                                      LIMITATIONS ON LICENSE

2.1                               Licensee shall not:

a.                                       Access or use any portion of the Software not expressly licensed and paid for by Licensee;

b.                                      Access or use any Software, except through enterprise integration points documented by Peoplesoft, or as pre-approved in writing by Peoplesoft;

c.                                       Cause or permit decompilation or reverse assembly of all or any portion of the Software, except as expressly provided by applicable law;

d.                                      Disclose or publish performance benchmark results for Software (as delivered or subsequently modified) without Peoplesoft’s prior written consent;

e.                                       Transfer the Software to a different software database platform or operating system, except as may be specifically provided for in the Schedule;

f.                                         Export or use the Software or Documentation in violation of U.S., Canadian, or other applicable laws or regulations, including the U.S. Department of Commerce export administration regulations;

g.                                      Use, or authorize or permit the use of, the Software except as expressly permitted herein;

h.                                      Use Third Party Software except solely in conjunction with the Software;

i.                                          Delete, fail to reproduce or modify, any patent, copyright, trademark or other proprietary rights notices which appear on or in the Software or Documentation;

j.                                          Directly or indirectly, sublicense, relicense, distribute, disclose, use, rent or lease the Software or Documentation, or any portion thereof, for third party use, third party training, facilities management, time-sharing, use as an application service provider, or service bureau use; or

k.                                       Except as expressly provided herein, or in any Schedule referencing this Agreement, use the Software to create new applications, modules, products or services.

2.2                               PeopleSoft reserves all rights related to the Software and the Documentation not expressly granted herein.

2.3                               This Agreement, and the license granted herein, is between Licensee and Axion, and PeopleSoft is not responsible to Licensee for the performance of any of Axion’s obligations hereunder.

3.                                      SUPPORT SERVICES

3.1                               During the Period of Coverage, Axion will offer remote diagnostic support for the Licensee, in English, by a qualified Axion consultant who will assist the Licensee in identifying and diagnosing any problems with the Software, and implementing any and all

Software Updates or program fixes designed by Peoplesoft.  Such support will be provided by telephone, facsimile transmission, and e-mail during normal business days between the hours of 5:00am to 5:00pm pacific standard time.  Axion reserves the right to change or modify the Support Services upon thirty (30) days prior written notice, provided however, the Support Services will be made available to the Licensee to the same extent and degree as Axion makes such services available to its other Licensee(s).

3.2                               During the Period of Coverage, Axion will provide to the Licensee Updates as they are made available by Peoplesoft to Axion.  Neither Axion nor Peoplesoft promise that, at any time during the Period of Coverage, Updates will be made available for distribution.

3.3                               If the Licensee is utilizing the Software in a client/server or distributed network environment, the Licensee will establish and identify to Axion no greater than two contact persons, technically proficient in the operation of the Licensee’s technology environment and the operation of the Software through whom Axion will coordinate the Support Services and Software Updates.

3.4                               All Updates or other materials or programs provided to the Licensee as part of the Support Services shall, upon delivery, become part of the Software.

3.5                               The Support Services will be provided for the then-current version of the Software, and if a new version has been released by Peoplesoft in the previous twelve (12) months, the next-previous version; support of earlier versions if available, will be subject to an additional fee.  In addition, Axion will not be responsible for providing Support Services for any Derived Software, for any portions of the Software which may been modified by the Licensee in any manner, and for any Software which is being used by the Licensee in a manner contrary to the terms of the Agreement.

4.                                      FEES AND PAYMENT TERMS

4.1                               Except as otherwise specified in a Schedule: (i) Licensee shall pay Axion all fees in U.S. dollars upon execution of the Schedule, and (ii) all payment obligations are non-cancelable, nonrefundable and non-contingent.  Payments which are not received on the due date shall bear interest at the lesser of eighteen percent (18%) per annum or the maximum rate allowed under applicable law.

4.2                               Excluding taxes based on Axion’s income, Licensee is liable for all taxes, duties and customs fees relating to the Software, Documentation, and/or Services whether or not Axion invoices Licensee for such taxes, duties or customs fees, unless Licensee has provided Axion with a valid tax exemption or direct pay certificate which exempts Licensee from such payments.

4.3                               Axion reserves the right to withhold performance of any obligations, whether arising under this Agreement or otherwise, and/or change its credit terms, in the event of Licensee’s nonpayment when due of any amounts owed to Axion.

4.4                               If Licensee’s internal procedures require that a purchase order be issued as a prerequisite to payment of any amounts due to Axion, it will timely issue such purchase order and inform Axion of the number and amount thereof.  Licensee agrees that the absence of a purchase order, other ordering document or administrative procedure may not be raised as a defense to avoid or impair the performance of any of Licensee’s obligations hereunder, including payment of amounts owed to Axion.

4.5                               During the term of the Agreement, the Licensee will pay to Axion an annual support fee for the Software as defined on all Schedule(s); Axion may change such support fee upon thirty (30) days prior written notice, provided however, such change will not become effective with respect to each Licensee until the next annual renewal of its Coverage Period.  In the event Licensee fails to pay such support fee, Axion shall not be obligated to provide the Support Services or the Software Updates until such time all past due fees are paid in full.  The agreement to provide support services will automatically renew of the date the Schedule was effective, Licensee may cancel the support services agreement by providing Axion written notice at least ninety (90) days in advance of the renewal date.  Failure to pay the Support Services by the renewal date will result in cancellation of the Support Services, and may result in Licensee being required to pay additional fees to reinstate the support services agreement.

5.                                      TITLE AND PROTECTION

5.1                               The Software and Documentation contain valuable intellectual property rights and proprietary information.  PeopleSoft, its affiliated entities, and/or its licensors retains title to the Software and Documentation, and all copyright, patent, trade secret, and other propriety rights, in the Software and Documentation, and all modifications and alterations thereto, and all copies thereof.   Except as specified herein, Licensee does not acquire any rights, express or implied, in the Software and Documentation, and has no right to commercialize or transfer any Software or Documentation, in whole or in part, or any modifications or alterations thereto.  No license, right, or interest in any trademark, trade name, or service mark belonging to Axion, PeopleSoft or any affiliated entities is granted pursuant to this Agreement.

5.2                               Title to the physical media for the Software vests in Licensee upon Axion’s shipment to Licensee.

5.3                               The Software was developed at private expense, is commercial, and is published and copyrighted.  The Software may be transferred to the U.S. government only with the prior written consent of an officer of PeopleSoft and solely with “Restricted Rights” as that term is defined in FAR 52.227-19(c)(2) (or DFAR 252.227-202.32 (c)(1) if the transfer is to a defense-related agency) or subsequent citation.  If Licensee is an agency of the United States government or licensing the Software for operation on behalf of the United States government, the Software is licensed to Licensee with rights no greater than those set forth in Federal Acquisition Regulation 52.227-19(c)(2) [or DFAR 252.227-7202.32 (c)(1) if the Licensee is a defense-related agency] or subsequent citation.

5.4                               PeopleSoft shall be the exclusive owner of all Software Modifications to the extent permitted under applicable law.  Licensee hereby irrevocably and unconditionally assigns to PeopleSoft all right, title and interest worldwide in and to all Software Modifications and all Intellectual Property Rights thereto.  If any Intellectual Property Rights in any Software Modification cannot (as a matter of law) be assigned by Licensee to PeopleSoft, then (a) Licensee unconditionally grants to PeopleSoft an exclusive (without reservation), perpetual, irrevocable, worldwide, fully-paid license, with the right to sublicense through multiple levels of sublicensees, under any and all such rights (i) to reproduce, create derivative works of, distribute, publicly perform, publicly display, digitally transmit, and otherwise use the Software Modification in any medium or format, whether now known or hereafter discovered, (ii) to use, make, have made, sell, offer to sell, import, and otherwise exploit any product or service based on, embodying, incorporating, or derived from the Software Modification, and (iii) to exercise any and all other present or future rights in the Software Modification; and (b) to the extent Licensee cannot (as a matter of law) make such license grants, then Licensee unconditionally and irrevocably waives the enforcement of such rights and all claims and causes of action of any kind against PeopleSoft, its customers, resellers, distributors, partners, Affiliates and their respective licensors and licensees, with respect to such rights.

6.                                      INDEMNITIES

6.1                               Axion will defend and indemnify Licensee against any and all claims by third parties for damages incurred by such third parties alleging that the Software for which Axion has been paid infringes the third party’s intellectual property rights. (“Indemnified Claim”).  Licensee will give Axion prompt written notice of such claim, and information, reasonable assistance, and the sole authority to defend or settle such claim.  In the event that Axion becomes aware of an actual or potential Indemnified Claim, Axion may, in its reasonable judgment, and at its option and expense: (i) obtain for Licensee the right to continue using the allegedly infringing Software; (ii) replace or modify the allegedly infringing Software with Software that contains materially similar functionality so that it becomes noninfringing; or (iii) terminate the license for the allegedly infringing Software and upon receipt of such Software, return a prorated portion of the license fees paid by Licensee for such Software, prorated over a five (5) year term from the delivery of the Software.  Axion will have no obligation to defend or indemnify Licensee in the event that Licensee agrees to settle any claim without the prior written consent of the Axion or for any liability arising out of or relating to any allegations or claims of infringement, to the extent the alleged infringement is based on: (a) a modification of the Software that is not an Update; (b) use of the Software other than in accordance with the Documentation or the terms of this Agreement; (c) use of a release of the Software without having implemented all Updates, the use of which would have cured the alleged infringement; (d) any Third Party Software, unless otherwise specified in a Schedule;  (e) use of the Software in combination with any other hardware, software or material where, absent such combination, the Software would not be infringing, or (f) Software or Services for which Axion has not been paid.  This Section states Axion’s entire liability for actual or alleged infringements and Licensee’s sole and exclusive remedy in relation thereto.

6.2                               Licensee will defend and indemnify Axion and its licensor (PeopleSoft) against any claims by third parties for damages incurred by such third parties, alleging that any data or materials produced and/or distributed and/or received in any media resulting from use of the Software: (i) are factually inaccurate, misleading or deceptive; (ii) infringe or misappropriate any copyright rights in the U.S. of any third party; (iii) are libelous, defamatory, obscene or pornographic, (iv) comprise unsolicited commercial e-mail or spam, or (v) violate civil or criminal laws or regulations, including those regulating the use and distribution of content on the Internet and protection of personal privacy.  Axion will give Licensee prompt written notice of such claim and information, reasonable assistance, and the sole authority to defend or settle such claim.

6.3                               EXCEPT FOR LICENSEE’S INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF AXION OR ITS LICENSOR (PEOPLESOFT), THE FOREGOING PROVISIONS OF THIS SECTION ENTITLED “INDEMNITIES” STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF THE PARTIES, AND THE EXCLUSIVE REMEDY OF THE INDEMNIFIED PARTY, WITH RESPECT TO ANY ACTUAL OR ALLEGED INFRINGEMENT OR MISAPPROPRIATION OF ANY INTELLECTUAL PROPERTY OR OTHER PROPRIETARY RIGHTS.

7.                                      TERM AND TERMINATION

7.1                               This Agreement will remain in effect perpetually unless and until terminated pursuant to this Section entitled “Term and Termination”.

7.2                               Either party may terminate this Agreement in the event of the other party’s failure to materially comply with any material term of this Agreement and such noncompliance remains uncured for more than thirty (30) days after notice thereof, unless a longer cure period is reasonably required by the nature of the breach but only for such reasonable period.  Notwithstanding the foregoing, Axion may terminate this Agreement immediately by giving notice to Licensee, in case of Insolvency or in case of a material breach of Licensee’s obligations under the sections herein entitled “Title and Protection,” “Nondisclosure Obligation,” or “Assignment”.

7.3                               Upon termination, Licensee shall immediately cease using and destroy or return to Axion all copies of Axion’s Confidential Information, including, without limitation, Software and Documentation in any form, including partial copies and modified versions, and shall certify in writing to Axion that all such copies have been destroyed or returned.

7.4                               Except as expressly provided otherwise in this Agreement, (i) all remedies available to either party are cumulative and not exclusive; and (ii) termination of this Agreement or any license shall not limit either party from pursuing other remedies available to it, including injunctive relief.  Upon termination, all amounts owed under this Agreement and all Schedules shall immediately become due and payable.

8.                                      LIMITED WARRANTY

8.1                               Axion warrants that the Software, as delivered to Licensee, for a period of six (6) months from the date of delivery of the Software to Licensee, will perform substantially in accordance with the Documentation, provided that: (a) Licensee remains a compliant, continuous subscriber to Support Services and has installed all Updates; (b) Licensee is using the Software in accordance with PeopleSoft’s hardware and software guidelines; (c) any error or defect detected is reproducible by Axion; (d) the performance issue, error or defect does not relate to Third Party Software; and (e) Licensee notifies Axion of such nonconformance within the warranty period.

AXION DOES NOT WARRANT THAT THE SOFTWARE IS ERROR-FREE OR THAT THE SOFTWARE WILL RUN UNINTERRUPTED, OR THAT ALL SOFTWARE ERRORS CAN OR WILL BE CORRECTED.  LICENSEE ACKNOWLEDGES THAT THE FOREGOING WARRANTIES ARE PROVIDED SOLELY BY AXION, AND THAT PEOPLESOFT AND ITS AFFILIATES ARE NOT LIABLE THEREFOR.

8.2                               Axion warrants that the Services will be performed consistent with generally accepted industry standards, provided that Licensee notifies Axion within one (1) month of performance of the Services that Licensee believes such Services were not performed consistent with generally accepted industry standards.  No specific result from the provision of such Services is assured or guaranteed.

8.3                               For any breach of the warranties contained in this Agreement, Licensee’s exclusive remedy and Axion’s sole obligation and entire liability shall be limited to:

8.3.1                     For Services, at Axion’s sole option, (i) the reperformance of the Services which were not as warranted at no additional charge by Axion to Licensee, or (ii) refund of the fees paid to Axion for the Services which were not as warranted.

8.3.2                     For Software which does not conform to the warranties contained in this Agreement, Axion will, at its sole option, and provided Licensee otherwise complies with the terms of this Agreement, (i) repair or replace the nonconforming Software within a commercially reasonable time period after receiving notice from Licensee of such nonconformance, or (ii) refund the amounts paid by Licensee for the nonconforming Software module upon receipt of the Software, and the execution of an amendment by Licensee pursuant to which the license for the Software module for which Licensee is receiving a refund is terminated.

8.4                               Licensee accepts sole responsibility for (i) Licensee’s system configuration, design and requirements, (ii) the selection of the Software to achieve Licensee’s intended results, and (iii) modifications, changes or alterations to the Software.  Licensee acknowledges that it has had an opportunity to review the Documentation, it understands the functionality of the Software and its ability to work with Licensee’s systems and to support Licensee’s business, and that it has made its own evaluation in deciding to license the Software.

8.5                               Axion will pass through to Licensee, to the fullest extent possible, the warranties from its licensors as they relate to Third Party Software.

8.6                               EXCEPT AS EXPRESSLY STATED IN THIS SECTION ENTITLED “LIMITED WARRANTY”, THERE ARE NO WARRANTIES OR CONDITIONS OF ANY KIND, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO THIS AGREEMENT, THE SOFTWARE, DOCUMENTATION, OR ANY SERVICES OR SOFTWARE PROVIDED BY AXION TO LICENSEE INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT, AND AXION EXPRESSLY DISCLAIMS ANY SUCH WARRANTIES AND CONDITIONS.

9.                                      LIMITATION OF LIABILITY

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, AXION WILL NOT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, OR DAMAGES RESULTING FROM LOST DATA OR LOST PROFITS, OR COSTS OF PROCURING SUBSTITUTE GOODS, SOFTWARE OR SERVICES, HOWEVER ARISING, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  AXION’S LIABILITY FOR DAMAGES ARISING OUT OF, RELATING TO OR IN ANY WAY CONNECTED WITH THE RELATIONSHIP OF THE PARTIES, THIS AGREEMENT, ITS NEGOTIATION OR TERMINATION, OR THE PROVISION OR NON-PROVISION OF SOFTWARE, DOCUMENTATION OR SERVICES (WHETHER IN CONTRACT, TORT, OR OTHERWISE) SHALL IN NO EVENT EXCEED THE AMOUNT PAID BY LICENSEE TO AXION UNDER THIS AGREEMENT, AND IF SUCH DAMAGES RESULT FROM A SOFTWARE MODULE OR SERVICES, SUCH LIABILITY SHALL BE LIMITED TO FEES PAID FOR THE SPECIFIC SOFTWARE MODULE(S) OR SERVICES GIVING RISE TO THE LIABILITY FROM WHICH THE CLAIM AROSE.  THE PARTIES AGREE TO THE ALLOCATION OF LIABILITY SET FORTH IN THIS SECTION ENTITLED “LIMITATION OF LIABILITY”.  LICENSEE ACKNOWLEDGES THAT WITHOUT ITS AGREEMENT TO THE LIMITATIONS CONTAINED HEREIN, THE FEES CHARGED FOR THE SOFTWARE AND SERVICES WOULD BE HIGHER.

NEITHER AXION, NOR PEOPLESOFT,  WILL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, OR DAMAGES RESULTING FROM LOST DATA, LOST PROFITS, OR COSTS OF PROCURING SUBSTITUTE GOODS, SOFTWARE OR SERVICES, HOWEVER ARISING, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10.                               NONDISCLOSURE OBLIGATIONS

10.1                        Definitions.

(a) Axion’s Confidential Information includes, without limitation, the Software, object and source code for the Software, and any associated documentation; information concerning Axion’s or its licensor’s plans for products or functionality, or service offerings; business polices or practices; information identified as proprietary or confidential to PeopleSoft; any agreements and the terms, conditions, and pricing contained in the agreement(s); information received from others (including Axion’s licensor) that Axion has agreed to keep confidential or to not disclose; Axion’s and it licensor’s research activities and plans, marketing and sales plans, strategic plans, forecasts, training materials, pricing and pricing strategies, methods of operation, internal controls, security procedures, licensee lists; unpublished financial information; and information presented to Licensee in focus groups, guide groups, or other advisory groups sponsored by Axion, its licensor or its customers.

(b) Licensee’s Confidential Information means any and all information disclosed by Licensee to Axion which is identified as confidential or proprietary, including information concerning Licensee’s plans for products or service offerings; business polices or practices; information identified as proprietary or confidential to Licensee; Licensee’s research activities and plans, marketing and sales plans, strategic plans, forecasts, methods of operation, internal controls, security procedures, Licensee customer lists; and unpublished financial information;

(c) Discloser is the party that is disclosing Confidential Information.

(d) Recipient is the party that is receiving Confidential Information.

10.2   During the course of the parties’ relationship, they may have access to Confidential Information of the other.  Recipient will not disclose Discloser’s Confidential Information, orally or in writing, to any third party without the prior written consent of Discloser, except as provided below.  The parties will protect each other’s Confidential Information with at least the same degree of care and confidentiality, but not less than a reasonable standard of care, which the Recipient utilizes for its own information that it does not wish disclosed to others. Recipient shall use Discloser’s Confidential Information only to the extent necessary to exercise its rights or perform its obligations hereunder.

10.3   The Agreement imposes no obligation on Recipient with respect to Discloser’s Confidential Information that Recipient can establish by legally sufficient evidence:  (a) was, prior to receipt from Discloser, in the possession of, or rightfully known by Recipient, without an obligation to Discloser to maintain its confidentiality; (b) is or becomes generally known to the public or comes into the public domain without violation of the Agreement or without a violation of an obligation of confidentiality owed to the Discloser; or (c) is obtained by Recipient in good faith from a third

party having the right to disclose it without an obligation of confidentiality to Discloser.   For purposes of this Section, a disclosure of Confidential Information will not render the Confidential Information “generally known to the public” when the (i) disclosure is enjoined by Discloser, (ii) disclosure is the subject of a written settlement agreement between Discloser and a third party resolving a dispute between Discloser and such third party as to the alleged wrongful disclosure of the Confidential Information, provided that such information remains confidential pursuant to the terms of the settlement, or (iii) disclosing party is held liable to Discloser  for damages in an action alleging wrongful disclosure or misappropriation of the Confidential Information.

10.4      Recipient may provide access to and use of the Discloser’s Confidential Information only to those third parties that have a need to use and access the Confidential Information in the course of providing services to Recipient concerning Licensee’s use of the Software and have agreed to non-disclosure obligations substantially similar to those contained herein.  Disclosure of Discloser’s Confidential Information by any such third party will be deemed a breach by Recipient hereunder.  To the extent Recipient may be required to disclose Confidential Information in a legal proceeding, Recipient may make such disclosure provided that Recipient notifies Discloser of such requirement prior to disclosure and makes diligent efforts to avoid and/or limit disclosure, and cooperates with Discloser in seeking a protective order.

10.5                     The Recipient will not obtain, by virtue of the Agreement, any right, title, or interest in any Confidential Information of the Discloser, except as expressly provided herein.  Immediately on termination of the Agreement, each party will certify in writing to the other that all copies of Confidential Information in any form, including partial copies, have been destroyed or returned to the Discloser, unless explicitly permitted in writing otherwise by the Discloser.

10.6.                     ALL CONFIDENTIAL INFORMATION PROVIDED TO THE RECIPIENT IS “AS-IS” AND WITHOUT WARRANTY OR CONDITION OF ANY KIND, UNLESS EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT.

11.                               NOTICE

All notices required by this Agreement shall be in writing and sent by regular mail, certified mail, overnight courier, personal delivery, or facsimile (if confirmed by regular mail, certified mail, overnight courier, or personal delivery) to the addresses indicated on the first page of this Agreement, or such other address as either party may indicate by at least ten (10) days prior written notice to the other party.  Notice will be effective on the date shown on the delivery receipt or facsimile confirmation or, if sent by regular mail or where there is no written evidence of delivery, on actual receipt or refusal of receipt.

12.                               ASSIGNMENT

12.1                        “Licensee may not assign or transfer this Agreement (by operation of law, as a result of a change of control, or otherwise), grant a security interest in the Software, or sublicense the Software without the prior written consent of Axion, which consent shall not be unreasonably withheld,  and any assignment, grant or sublicense without such consent shall be null and void.  Notwithstanding the foregoing, in the event of a merger, consolidation or acquisition of all or substantially all of the assets or stock of Licensee (“change in control”), Licensee may assign its rights under this Agreement to the resulting entity upon at least thirty (30) calendar days prior written notice to Axion, provided that such entity: (a) is not a PeopleSoft or Axion competitor; (b) is not an entity that has failed to, or is unable or unwilling to, protect the confidentiality of the Software or PeopleSoft’s intellectual property and proprietary rights; (c) possesses sufficient resources (financial or otherwise) to perform Licensee’s obligations under this Agreement; (d) is not a Licensee of PeopleSoft Software; and (e) signs an amendment with Axion assuming all of the obligations of Licensee under this Agreement.  In addition, Licensee understands and agrees that a condition of assignment shall be the payment of additional license fees in accordance with Axion’s pricing in effect at the time of the assignment, including any fees owed to expand the scope of use for this Agreement and the applicable Schedule(s) beyond the scope of use of the original licensing entity.”  If there is a change in control and Licensee maintains the same scope of use as defined in this Agreement, there would be no additional licensee fees due.

12.2                        In the event of termination of the Distribution Agreement, PeopleSoft may require Axion to assign the license granted hereunder to PeopleSoft, or to terminate the Agreement and require Licensee to enter into a new agreement with PeopleSoft.  Licensee hereby acknowledges and consents to the foregoing.

13.                               SURVIVABILITY

The terms of Sections herein entitled “Title and Protection”, “Term and Termination”, “Limited Warranty”, “Limitation of Liability”, “Nondisclosure Obligations”, “Indemnities” (with respect to claims arising from use of the Software during the term of the Agreement) “Notice”, “Survivability”, “General”, and “Definitions” shall survive termination of this Agreement.

14.                               GENERAL

14.1                           The Agreement is made in and will be governed by the laws of the State of California, without regard to its choice of law principles, and without regard to the provisions of any state Uniform Computer Information Transactions Act or similar federal or state laws or regulations. The parties expressly disclaim the application of the United Nations Convention on Contracts for the International Sale of Goods. Upon the request of either party, any dispute hereunder will be resolved by arbitration conducted in Irvine, California in accordance with the rules of the American Arbitration Association (“AAA”).  Such arbitration shall be conducted by three arbitrators selected in the following manner:  each party shall select one arbitrator, and the two selected arbitrators shall select the third arbitrator – in the event the two arbitrators are unable to agree upon a third arbitrator, such arbitrator will be selected by the AAA.  Each party shall pay the costs of its designated arbitrator, and the parties shall share the cost of the third arbitrator.  Such arbitrators will be empowered, as part of their award, to order the non-prevailing party to pay the legal expenses, including reasonable attorneys’ fees, incurred by the prevailing party in the arbitration.  The prevailing party shall be entitled to submit the arbitrators’ award for enforcement by the appropriate state or federal court having jurisdiction over the non-prevailing party.    The section headings herein are provided for convenience only and have no substantive effect on the construction of the Agreement. The Agreement may be amended only by a written document executed by a duly authorized representative of each of the parties, unless expressly provided otherwise herein.  No purchase order or other document that purports to modify or supplement the Agreement or any Schedule will add to or vary the terms of the Agreement or Schedule, and all proposed variations or additions (whether submitted by Axion or Licensee) are deemed material and objected to unless otherwise agreed to in a writing signed by both parties.  Except for (i) Licensee’s failure to assume its obligations for taxes, duties and customs fees; (ii) nonpayment of amounts owed to Axion; or (iii) breach of Axion’s or its licensors’ rights in the Software or Documentation or either party’s Confidential Information obligations, neither party will be liable for any failure to perform due to causes beyond its reasonable control.  If any provision of the Agreement is held to be unenforceable, the Agreement will be construed without such provision.  The failure by a party to exercise or enforce any right hereunder will not operate as a waiver of such party’s right to exercise or enforce such right or any other right in the future.  Licensee consents to the use of its name on Axion and PeopleSoft customer lists.  The Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and may not be modified by custom and usage.  The Agreement replaces and supersedes any prior verbal or written understandings, communications, and representations between the parties, except for confidentiality agreements between the parties.  To the extent there is any conflict between the terms of the Agreement and any previously executed confidentiality agreement, the terms providing the most protection to PeopleSoft’s confidential information will control. Transmitted copies are considered documents equivalent to original documents.  Axion reserves the right to audit Licensee’s use of the Software no more frequently than once annually at Axion’s expense.  All audits shall be conducted during regular business hours at Licensee’s facilities and shall not unreasonably interfere with Licensee’s business activities.  Axion shall schedule any such audits at least fifteen (15) days in advance.

15.                               DEFINITIONS

“Agreement” means this Agreement, and any exhibits and amendments thereto, in combination with a Schedule(s).  Each Schedule with the terms of this Agreement, and any exhibits and amendments thereto, is a separate and independent contractual obligation of Axion from any other Schedule.

“Anniversary Date” means each calendar year anniversary of Axion’s delivery of the Software to Licensee.

“Concurrent User” means a User with an assigned “user id” that has executed an application contained in a Software either through a menu selection, fast path, or hidden selection. A User will be counted as a Concurrent User until the User signs off the system, or refreshes the library list. Multiple concurrent sessions on the same Licensee System utilizing the same “user id” initiated from the same workstation shall be counted as one Concurrent User. However, sessions initiated by one “user id” on more than one workstation, or by more than one “user id” on the same workstation, shall be counted as multiple Concurrent Users. The total number of Concurrent Users simultaneously using the Licensed Products at any time may not exceed the Concurrent Licensed Users. The SPC provided for Deployment Server(s) (as defined in Article 1, Number 26) will reflect the total number Licensed Users assigned to the Deployment Server(s) divided by .6 (Example: Licensees with 30 Concurrent Users will be able to deploy up to 50 client PC platforms under this provision).

“Designates” means Licensee’s customers, suppliers, vendors, benefits providers and other such third parties providing goods or services to Licensee that Licensee may provide with a right to access the Software to facilitate Licensee’s use of the Software consistent with the terms of this Agreement.  Licensee’s franchisees, for the purposes of this Agreement, will also be considered  Designates if the Licensee’s franchisee’s scope of use of the Software is substantially the same as that of the Licensee’s stores.  In no event shall a Designate have the right to (i) install the Software on a server, workstation or other computer, (ii) access or use the Software to run its internal data or support its internal operations except as such access or use relates to Licensee’s use of the Software consistent with the terms of this Agreement, or (iii) access the source code for the Software.  A breach by a Designate will be considered a breach by Licensee.

“Documentation” means the technical publications relating to the Software, such as reference, user, installation, systems administrator and technical guides, delivered by Axion to Licensee.

“Insolvency” means  (i) Licensee’s general failure or inability to pay its debts as they become due, cessation of its business, or admission of its inability to pay its debts, (ii) the commencement of a case, by or against Licensee, under Title 11 of the United States Code (or any other similar proceeding for the arrangement, adjustment or composition of debts under any state, federal or foreign law providing for the relief of debtors), (iii) the appointment of, assignment to, or the taking of possession by, a receiver, trustee, assignee, custodian, liquidator, sequestrator or other similar agent or officer of Licensee, or of all or a substantial part of its property, or (iv) any corporate action by Licensee to authorize any of the actions in clauses (ii) and (iii) hereof.

“Intellectual Property Rights” means all present and future patent rights, copyrights, trade secret rights, moral rights, trademarks, service marks, trade names, and other corporate or product logos and identifiers, and other intellectual property or proprietary rights.

“Named User” means a User with an assigned “user id” on the Licensee System(s) allowing him/her to access the Software. A Named User is counted as a User regardless of whether he/she is accessing the Software any given time. The total number of Named Users authorized to use the Software at any time may not exceed the Named Licensed Users. SPC provided for the Deployment Server(s) will equal the Named Licensed Users assigned to the Deployment Server(s).

“Period of Coverage” means the time period during which the Maintenance services shall be available under this Agreement.  The initial Period of Coverage begins on the Effective Date of this Agreement..

“Schedule(s)” means the attached Order Form Schedule(s), also called Attachment 1, and its attachments or amendment executed by the parties and which references this Agreement.

“Services” means installation, Support Services and/or training provided by Axion or its subcontractors to Licensee.

“Software” means all or any portion of the binary computer software programs and related source code (except as otherwise provided in a Schedule), listed on the applicable Schedule as being licensed by Licensee, or otherwise indicated in the Agreement as being licensed by Licensee, available as of the Schedule Effective Date, which is delivered by Axion to Licensee, including Tools and Third Party Software.  Software does not include source code for Third Party Software or Tools.  Software also includes Updates, if any.  Unless specifically stated otherwise, all Software is delivered to Licensee only if and when generally commercially available.

“Software Modification(s)” means any modification, enhancement or derivative work (as defined by U.S. copyright law) of any Software or Documentation, including but not limited to any software code written in Tools, made by or for Licensee.

“Support Services” means the particular services offered by Axion and selected by Licensee which are designed to support the Supportable Modules and the standard terms and conditions thereto, in effect on the date services are rendered. Different levels of Support Services may be offered.

“Supportable Modules” are those Software modules for which Axion offers Support Services, and are comprised of (i) Software excluding the Third Party Software modules; (ii) Tools; and (iii) those Third Party Software modules specifically designated in the Schedule as “Supportable Modules”.

“Territory” means the geographic area set forth in the applicable Schedule in which Licensee may install and run the Software on servers for use by Licensee.  Notwithstanding anything in the Agreement to the contrary, Territory shall not include any country to which export is prohibited by United States, Canadian or other applicable laws and regulations.

“Third Party Software” means that portion of the Software sublicensed by Axion to Licensee, designated in a Schedule as having a manufacturer other than PeopleSoft.

“Tools” means the software application programming tools in object code form, from which the Software, excluding Third Party Software, is designed, which is delivered by Axion to Licensee.  Tools include PeopleTools, but does not include source code or software application programming tools for Third Party Software.

“Transmitted Copies” means this Agreement, including any Schedules and other ordering documents which are (i) copied or reproduced and transmitted via photocopy, facsimile or process that accurately transmits the original documents; and (ii) accepted by PeopleSoft.

“Updates” means those subsequent releases of the Software and Documentation which are generally made available to licensees of the Software which are similarly situated to Licensee, as part of Support Services at no additional charge, other than the fees for Support Services, media and handling charges.  Updates shall not include any releases, enhancements, functionality or products which Axion licenses separately or charges for separate from Support Services.  The use of an Update may be subject to additional terms and Licensee may be required to agree to such terms in writing prior to receiving an Update.  Updates are delivered only if and when available.

The undersigned represent and warrant that they are authorized as representatives of the party on whose behalf they are signing to sign this Software License and Services Agreement and to bind their respective party thereto.

AXION SOLUTIONS, INC.	LICENSEE

Authorized Signature	Authorized Signature

Printed Name	Printed Name

Title	Title